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                         (ROPES & GRAY LLP LETTERHEAD)




                               November 19, 2004




Columbia Large Cap Growth Fund
Columbia Large Cap Core Fund
c/o Columbia Funds Trust XI
One Financial Center
Boston, Massachusetts 02111

Ladies and Gentlemen:

We consent to the filing of forms of the legal opinions our firm expects to deliver in connection with the proposed combinations of Columbia Large Cap Growth Fund, a series of Columbia Funds Trust XI (the "Trust"), with Columbia Growth Fund, Inc. and Columbia Large Cap Core Fund, a series of the Trust, with Columbia Common Stock Fund, Inc. with and as part of the Registration Statement of the Trust on Form N-14 and to the references to our firm in each of the related prospectus/proxy statements under the caption "Federal Income Tax Consequences."


                                                  Very truly yours,

                                                  /s/ Ropes & Gray LLP

                                                  Ropes & Gray LLP